UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 1, 2012 (May 31, 2012)
DSW Inc.

(Exact name of registrant as specified in its charter)

Ohio	001-32545	31-0746639
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

810 DSW Drive, Columbus, Ohio	43219
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (614) 237-7100

(Former name or former address if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.
On May 31, 2012, DSW Inc. (the "Company") issued 341,222 shares of its Class B Common Stock, without par value, in connection with the exercise of various outstanding term warrants that were originally issued by the Company on September 26, 2002. The Class B Common Stock shares were issued at an exercise price of $10.3448 per share, for an aggregate cash purchase price of $3,529,873.35. In connection with this issuance, no underwriters were utilized and no commissions were paid. As a result of the aforementioned exercise, no term warrants to purchase DSW capital stock remain outstanding.
The issuance and sale of the Company's common shares discussed above were exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), under Section 4(2) of the Securities Act and the safe harbor private offering exemption provided by Rule 506 promulgated under the Securities Act as transactions which did not involve a public offering.

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
DSW Inc.
By: /s/Douglas J. Probst
Douglas J. Probst
Executive Vice President and Chief
Financial Officer

Date: June 1, 2012